競天公誠律師事務所
JINGTIAN & GONGCHENG

北京市朝阳区建国路 77 号华贸中心 3 号写字楼 34 层 邮编：100025
34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

T: (86-10) 5809 1000 F: (86-10) 5809 1100

Jingtian & GongCheng
34/F, Tower 3, China Central Place
77 Jianguo Road, Beijing 100025
People's Republic of China

February 14, 2025

Dear Sir/Madam:

We consent to the references to our firm under the mentions of "PRC Counsel" in connection with the annual report on Form 20-F of Leishen Energy Holding Co., Ltd.(the "Company") for the fiscal year ended September 30, 2024 (the "Annual Report"), to be filed by the Company with the Securities and Exchange Commission (the "SEC") on January 31, 2025 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

Jingtian & Gongcheng

Jingtian & Gongcheng